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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Maureen Garrity                             Michael Beckerman
         Tierney Communications                      Beckerman Public Relations
         215.790.4408                                908.781.6420

    BRANDYWINE REALTY TRUST AWARDED DEVELOPMENT RIGHTS AT 30TH STREET STATION
        New Generation Office Complex Designed by Architect Cesar Pelli

PHILADELPHIA, PA - MAY 8, 2002 - Brandywine Realty Trust today announced an agreement with Amtrak to develop a parcel of land adjacent to 30th Street Station. Plans include a 28-story, state-of-the-art office center with more than 500,000-square feet of first-class office, conference and retail space. The multi-use building, with a unique prismatic design, is the creation of world-renowned architect Cesar Pelli and Philadelphia architects Bower Lewis Thrower, and will extend the city's skyline west.

The building location creates an outstanding connection between Philadelphia's traditional central business district and University City, home to the University of Pennsylvania and Drexel University.

"This is an incredible opportunity. It enables us to work with one of the finest architectural firms in the world, on its first Philadelphia project, to bring a visually-spectacular office building to one of the fastest growing areas of the City and establish a new center of business and commerce in a key location," said Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.

Architect Cesar Pelli, best known for his design of the Petronas Towers in Kuala Lumpur, Malaysia, the World Financial Center in New York and Canary Wharf in London, said he considered the skyline and location, as well as the advancement of the City's center west,

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in designing this office building. The crystalline, faceted structure was designed with maximum reflectivity to capture the light of the sky and changing hues as the day turns to dusk.

"This building will be the western anchor piece of the Philadelphia skyline," Pelli said. "It is a fresh, contemporary creation that will allow those who work and do business there to feel pride in being a part of the most beautiful building in the City."

In addition to its beauty and creativity, the building was also designed with unique safety and security considerations. The office center will have fire-rated vestibules, wider stair towers, a reinforced foundation and additional security measures.

The office center is planned to have 28 stories of premium office, conference and retail space and is Brandywine Realty Trust's first development effort in the City of Philadelphia after building a market-leading portfolio primarily in suburban Philadelphia and South Jersey. The company is marketing the building to both local companies and as a convenient location for companies who conduct business regularly between New York and Washington. Business travelers will find easy access to destinations up and down the Northeast Corridor via Amtrak or the network of interstate highways within close proximity of the complex. For local employees, the office's location offers a hassle-free commute for those who drive, take SEPTA's regional rail, bus, subway or LUCY shuttle. For shorter trips or meetings within the City, taxi cabs or rental cars are easily accessible at the train station.

The office center will bring new business and new jobs to the City, as well as stimulate the local economy. Also attractive to businesses is the location of the building in a Keystone Opportunity Expansion Zone, which will allow Brandywine Realty Trust to offer tenants additional incentives to reduce their overall occupancy costs.

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"Brandywine Realty Trust has built its business on attentiveness and responsiveness to our tenants," Sweeney said. "This project is a marriage of attention to detail, amenities, economics and convenience that accommodate the fast-paced technological needs of businesses today."

Brandywine Realty Trust, one of the Mid-Atlantic region's largest full-service real estate companies, is a completely integrated, real estate operating company organized as a real estate investment trust (REIT). Brandywine is engaged in the ownership, management, leasing, acquisition and development of primarily suburban office and industrial properties located in the Mid-Atlantic United States. With headquarters in Plymouth Meeting and regional offices in King of Prussia, PA, Mount Laurel, NJ and Richmond, VA, Brandywine Realty Trust owns, manages or has an ownership interest in 299 office and industrial properties, aggregating 20.3 million square feet.


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Note: Certain statements in this release constitute "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual performance, achievements or transactions of the Company to be materially different from any future performance, achievements or transactions expressed or implied by such forward-looking statements, including the risks, uncertainties and other factors identified as risk factors in the Company's Annual Report on Form 10-K.